Exhibit 21.1

CURRENT SUBSIDIARIES

1.                                       Brad Foote Gear Works, Inc., an Illinois corporation

2.                                       Tower Tech Systems, Inc., a Wisconsin corporation

3.                                       R. B. A. Inc., a Wisconsin corporation

4.             Energy Maintenance Service, LLC, a South Dakota limited liability company